Exhibit 99.1

(Furnished herewith)

,
News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Net Income of $1.245 Billion for Fourth Quarter, $7.1 Billion for Fiscal Year

●	Results demonstrate solid execution despite ongoing market challenges.
●	Full-year 2025 earnings projected to range from $5.0 to $5.5 billion, highlighting improved structural performance.
●	Remain committed to making investments that enhance customer productivity and profitability.

MOLINE, Illinois (November 21, 2024) — Deere & Company reported net income of $1.245 billion for the fourth quarter ended October 27, 2024, or $4.55 per share, compared with net income of $2.369 billion, or $8.26 per share, for the quarter ended October 29, 2023. For fiscal-year 2024, net income attributable to Deere & Company was $7.100 billion, or $25.62 per share, compared with $10.166 billion, or $34.63 per share, in fiscal 2023.

Worldwide net sales and revenues decreased 28 percent, to $11.143 billion, for the fourth quarter of fiscal 2024 and decreased 16 percent, to $51.716 billion, for the full year. Net sales were $9.275 billion for the quarter and $44.759 billion for the year, compared with $13.801 billion and $55.565 billion in fiscal 2023, respectively.

“Amid significant market challenges this year, we proactively adjusted our business operations to better align with the current environment,” said John May, chairman and CEO of Deere & Company. “Together with the structural improvements made over the past several years, these adjustments enable us to serve our customers more effectively and achieve strong results across the business cycle.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2025 is forecasted to be in a range of $5.0 billion to $5.5 billion.

“As we navigate ongoing headwinds across our markets, we remain committed to making meaningful investments in our future while deepening our relationships with customers,” May continued. “Our team of over 75,000 dedicated employees come to work each day with a singular focus: delivering products and solutions that enhance efficiency and reduce operating costs for our customers. By providing the essential tools they need, we empower our customers to succeed and thrive in an ever-evolving and challenging landscape.”

Deere & Company	Fourth Quarter			Full Year
$ in millions, except per share amounts	2024	2023	% Change	2024	2023	% Change
Net sales and revenues	$11,143	$15,412	-28%	$51,716	$61,251	-16%
Net income	$1,245	$2,369	-47%	$7,100	$10,166	-30%
Fully diluted EPS	$4.55	$8.26		$25.62	$34.63

Results for the presented periods were affected by special items. See Note 1 of the financial statements for further details.

Production & Precision Agriculture	Fourth Quarter
$ in millions	2024	2023	% Change
Net sales	$4,305	$6,965	-38%
Operating profit	$657	$1,836	-64%
Operating margin	15.3%	26.4%

Production and precision agriculture sales decreased for the quarter due to lower shipment volumes. Operating profit decreased primarily due to lower shipment volumes / sales mix, partially offset by lower production costs.

Production & Precision Agriculture Operating Profit

Fourth Quarter 2024 Compared to Fourth Quarter 2023

$ in millions

Small Agriculture & Turf	Fourth Quarter
$ in millions	2024	2023	% Change
Net sales	$2,306	$3,094	-25%
Operating profit	$234	$444	-47%
Operating margin	10.1%	14.4%

Small agriculture and turf sales decreased for the quarter due to lower shipment volumes, partially offset by price realization. Operating profit decreased due to lower shipment volumes / sales mix and special items described in Note 1, partially offset by price realization and lower warranty expenses.

Small Agriculture & Turf Operating Profit

Fourth Quarter 2024 Compared to Fourth Quarter 2023

$ in millions

Construction & Forestry	Fourth Quarter
$ in millions	2024	2023	% Change
Net sales	$2,664	$3,742	-29%
Operating profit	$328	$516	-36%
Operating margin	12.3%	13.8%

Construction and forestry sales decreased for the quarter due to lower shipment volumes. Operating profit decreased primarily due to lower shipment volumes / sales mix, partially offset by lower production costs and the special items described in Note 1.

Construction & Forestry Operating Profit

Fourth Quarter 2024 Compared to Fourth Quarter 2023

$ in millions

Financial Services	Fourth Quarter
$ in millions	2024	2023	% Change
Net income	$173	$190	-9%

Financial services net income for the quarter decreased due to a higher provision for credit losses, partially offset by income earned on higher average portfolio balances, a reduction in derivative valuation adjustments, and lower SA&G expenses. The results of the current quarter were also affected by the increased valuation allowance on assets held for sale of Banco John Deere S.A. See Note 1 of the financial statements for further details.

Industry Outlook for Fiscal 2025
Agriculture & Turf
U.S. & Canada:
Large Ag	Down ~30%
Small Ag & Turf	Down ~10%
Europe	Down 5 to 10%
South America (Tractors & Combines)	Flat
Asia	Down slightly

Construction & Forestry
U.S. & Canada:
Construction Equipment	Down ~10%
Compact Construction Equipment	Down ~5%
Global Forestry	Flat to down 5%
Global Roadbuilding	Flat

Deere Segment Outlook for Fiscal 2025		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Down ~15%	-0.5%	~ +1.0%
Small Ag & Turf	Down ~10%	+0.5%	~ +0.5%
Construction & Forestry	Down 10 to 15%	~ Flat	~ +1.0%

Financial Services	Net Income	~ $750

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Company Outlook & Summary,” “Industry Outlook,” “Deere Segment Outlook,” and “Condensed Notes to Consolidated Financial Statements” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations generally while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Many factors, risks, and uncertainties could cause actual results to differ materially from these forward-looking statements. Among these factors are risks related to:

●	the agricultural business cycle, which can be unpredictable and is affected by factors such as world grain stocks, harvest yields, available farm acres, acreage planted, soil conditions, prices for commodities and livestock, input costs, availability of transport for crops as well as adverse macroeconomic conditions, including unemployment, inflation, interest rate volatility, changes in consumer practices due to slower economic growth, and regional or global liquidity constraints; these constraints may impact our customers and dealers, resulting in higher provisions for credit losses and write-offs;
●	uncertainty of government policies and actions after recent U.S. elections in respect to global trade, tariffs, trade agreements, and the uncertainty of our ability to sell products internationally based on these actions and policies;
●	higher interest rates and currency fluctuations which could adversely affect the U.S. dollar, customer confidence, access to capital, and demand for the company’s products and solutions;
●	the company’s ability to adapt in highly competitive markets;

●	housing starts and supply, real estate and housing prices, levels of public and non-residential construction, and infrastructure investment;
●	political, economic, and social instability of the geographies in which the company operates, including the ongoing war between Russia and Ukraine and the conflict in the Middle East;
●	worldwide demand for food and different forms of renewable energy impacting the price of farm commodities and consequently the demand for the company’s equipment;
●	availability and price of raw materials, components, and whole goods;
●	delays or disruptions in the company’s supply chain;
●	suppliers’ and manufacturers’ business practices and compliance with applicable laws such as human rights, safety, environmental, and fair wages;
●	changes in climate patterns, unfavorable weather events, and natural disasters;
●	loss of or challenges to intellectual property rights;
●	rationalization, restructuring, relocation, expansion and/or reconfiguration of manufacturing and warehouse facilities;
●	the ability to execute business strategies, including the company’s Smart Industrial Operating Model and Leap Ambitions;
●	the ability to understand and meet customers’ changing expectations and demand for the company’s products and solutions, including delivery and utilization of precision technology;
●	accurately forecasting customer demand for products and services and adequately managing inventory;
●	dealer practices and their ability to manage inventory and distribution of the company’s products and to provide support and service for precision technology solutions;
●	the ability to realize anticipated benefits of acquisitions and joint ventures, including challenges with successfully integrating operations and internal control processes;
●	negative claims or publicity that damage the company’s reputation or brand;
●	the ability to attract, develop, engage, and retain qualified employees;
●	the impact of workforce reductions on company culture, employee retention and morale, and institutional knowledge;
●	labor relations and contracts, including work stoppages and other disruptions;
●	security breaches, cybersecurity attacks, technology failures, and other disruptions to the company’s information technology infrastructure and products;
●	leveraging artificial intelligence and machine learning within the company’s business processes;
●	changes to governmental communications channels (radio frequency technology);
●	changes to existing laws and regulations, including the implementation of new, more stringent laws, as well as compliance with a variety of U.S., foreign and international laws, regulations, and policies relating to, but not limited to the following: advertising, anti-bribery and anti-corruption, anti-money laundering, antitrust, consumer finance, cybersecurity, data privacy, encryption, environmental (including climate change and engine emissions), farming, health and safety, foreign exchange controls and cash repatriation restrictions, foreign ownership and investment, human rights, import / export and trade, labor and employment, product liability, telematics, and telecommunications;
●	governmental and other actions designed to address climate change in connection with a transition to a lower-carbon economy;
●	investigations, claims, lawsuits, or other legal proceedings; and
●	warranty claims, post-sales repairs or recalls, product liability litigation, and regulatory investigations as a result of the deficient operation of the company’s products.

Further information concerning the company or its businesses, including factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). There also may be other factors that the company cannot anticipate or that are not described herein because the company does not currently perceive them to be material.

DEERE & COMPANY

FOURTH QUARTER 2024 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Years Ended
	October 27	October 29%		October 27	October 29%
	2024	2023	Change	2024	2023	Change
Net sales and revenues:
Production & precision ag net sales	$4,305	$6,965	-38	$20,834	$26,790	-22
Small ag & turf net sales	2,306	3,094	-25	10,969	13,980	-22
Construction & forestry net sales	2,664	3,742	-29	12,956	14,795	-12
Financial services revenues	1,522	1,347	+13	5,782	4,721	+22
Other revenues	346	264	+31	1,175	965	+22
Total net sales and revenues	$11,143	$15,412	-28	$51,716	$61,251	-16

Operating profit: *
Production & precision ag	$657	$1,836	-64	$4,514	$6,996	-35
Small ag & turf	234	444	-47	1,627	2,472	-34
Construction & forestry	328	516	-36	2,009	2,695	-25
Financial services	231	229	+1	889	795	+12
Total operating profit	1,450	3,025	-52	9,039	12,958	-30
Reconciling items **	43	51	-16	155	79	+96
Income taxes	(248)	(707)	-65	(2,094)	(2,871)	-27
Net income attributable to Deere & Company	$1,245	$2,369	-47	$7,100	$10,166	-30

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expenses, certain foreign exchange gains and losses, and income taxes. Operating profit for financial services includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain interest income and expenses, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months and Years Ended October 27, 2024 and October 29, 2023

(In millions of dollars and shares except per share amounts) Unaudited

	Three Months Ended		Years Ended
	2024	2023	2024	2023
Net Sales and Revenues
Net sales	$9,275	$13,801	$44,759	$55,565
Finance and interest income	1,551	1,357	5,759	4,683
Other income	317	254	1,198	1,003
Total	11,143	15,412	51,716	61,251

Costs and Expenses
Cost of sales	6,571	9,427	30,775	37,715
Research and development expenses	626	606	2,290	2,177
Selling, administrative and general expenses	1,232	1,203	4,840	4,595
Interest expense	870	781	3,348	2,453
Other operating expenses	326	322	1,257	1,292
Total	9,625	12,339	42,510	48,232

Income of Consolidated Group before Income Taxes	1,518	3,073	9,206	13,019
Provision for income taxes	248	707	2,094	2,871

Income of Consolidated Group	1,270	2,366	7,112	10,148
Equity in income (loss) of unconsolidated affiliates	(28)	2	(24)	7

Net Income	1,242	2,368	7,088	10,155
Less: Net loss attributable to noncontrolling interests	(3)	(1)	(12)	(11)
Net Income Attributable to Deere & Company	$1,245	$2,369	$7,100	$10,166

Per Share Data
Basic	$4.57	$8.30	$25.73	$34.80
Diluted	4.55	8.26	25.62	34.63
Dividends declared	1.47	1.35	5.88	5.05
Dividends paid	1.47	1.25	5.76	4.83

Average Shares Outstanding
Basic	272.6	285.5	276.0	292.2
Diluted	273.6	286.9	277.1	293.6

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	2024	2023
Assets
Cash and cash equivalents	$7,324	$7,458
Marketable securities	1,154	946
Trade accounts and notes receivable – net	5,326	7,739
Financing receivables – net	44,309	43,673
Financing receivables securitized – net	8,723	7,335
Other receivables	2,545	2,623
Equipment on operating leases – net	7,451	6,917
Inventories	7,093	8,160
Property and equipment – net	7,580	6,879
Goodwill	3,959	3,900
Other intangible assets – net	999	1,133
Retirement benefits	2,921	3,007
Deferred income taxes	2,086	1,814
Other assets	2,906	2,503
Assets held for sale	2,944
Total Assets	$107,320	$104,087

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$13,533	$17,939
Short-term securitization borrowings	8,431	6,995
Accounts payable and accrued expenses	14,543	16,130
Deferred income taxes	478	520
Long-term borrowings	43,229	38,477
Retirement benefits and other liabilities	2,354	2,140
Liabilities held for sale	1,827
Total liabilities	84,395	82,201

Redeemable noncontrolling interest	82	97

Stockholders’ Equity
Total Deere & Company stockholders’ equity	22,836	21,785
Noncontrolling interests	7	4
Total stockholders’ equity	22,843	21,789
Total Liabilities and Stockholders’ Equity	$107,320	$104,087

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Years Ended October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	2024	2023
Cash Flows from Operating Activities
Net income	$7,088	$10,155
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	310	(16)
Provision for depreciation and amortization	2,118	2,004
Impairments and other adjustments	125	191
Share-based compensation expense	208	130
Credit for deferred income taxes	(294)	(790)
Changes in assets and liabilities:
Receivables related to sales	421	(4,253)
Inventories	788	279
Accounts payable and accrued expenses	(1,040)	830
Accrued income taxes payable/receivable	(123)	(23)
Retirement benefits	(227)	(170)
Other	(143)	252
Net cash provided by operating activities	9,231	8,589

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	25,162	23,051
Proceeds from maturities and sales of marketable securities	832	186
Proceeds from sales of equipment on operating leases	1,929	1,981
Cost of receivables acquired (excluding receivables related to sales)	(28,816)	(28,772)
Acquisitions of businesses, net of cash acquired		(82)
Purchases of marketable securities	(1,055)	(491)
Purchases of property and equipment	(1,640)	(1,498)
Cost of equipment on operating leases acquired	(3,162)	(2,970)
Collateral on derivatives – net	413	(12)
Other	(127)	(142)
Net cash used for investing activities	(6,464)	(8,749)

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	(1,856)	4,008
Proceeds from borrowings issued (original maturities greater than three months)	18,096	15,429
Payments of borrowings (original maturities greater than three months)	(13,232)	(7,913)
Repurchases of common stock	(4,007)	(7,216)
Dividends paid	(1,605)	(1,427)
Other	(113)	(73)
Net cash provided by (used for) financing activities	(2,717)	2,808

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(37)	31

Net Increase in Cash, Cash Equivalents, and Restricted Cash	13	2,679
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	7,620	4,941
Cash, Cash Equivalents, and Restricted Cash at End of Year	$7,633	$7,620

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	Special Items

2024

Legal Settlements

The company reached legal settlements concerning patent infringement claims. As a result of these settlements, in the fourth quarter of 2024, the company recognized a total of $57 million pretax gain ($45 million after-tax) in “Other Income,” providing a benefit of $17 million to production and precision agriculture (PPA) and $40 million to construction and forestry (CF). These settlements resolve the disputes without any admission of liability by the parties involved. The company believes that these settlements enhance its ability to protect its intellectual property and reinforce its commitment to innovation and technological advancement.

Impairment

In the fourth quarter of 2024, the company recorded a non-cash charge of $28 million pretax and after-tax in “Equity in income (loss) of unconsolidated affiliates” for an other than temporary decline in value of an investment recorded in small agriculture and turf (SAT).

Employee-Separation Programs

In the third quarter of 2024, the company implemented employee-separation programs for its salaried workforce in several geographic areas, including the United States, Europe, Asia, and Latin America. The programs’ main purpose was to help meet the company’s strategic priorities while reducing overlap and redundancy in roles and responsibilities. The programs were largely involuntary in nature with the expense recorded when management committed to a plan, the plan was communicated to the employees, and the employees were not required to provide service beyond the legal notification period. For the limited voluntary employee-separation programs, the expense was recorded in the period in which the employee irrevocably accepted a separation offer.

The programs’ total pretax expenses are estimated to be approximately $165 million. In 2024, $157 million pretax ($124 million after-tax) expenses were recorded related to the programs, of which $130 million was paid in 2024 and the remainder is expected to be paid in 2025. The remaining expenses are associated with programs in international locations and are expected to be recorded and paid in 2025. The programs’ pretax expenses recorded for the periods ended October 27, 2024 by operating segment, PPA, SAT, CF, and financial services (FS), were as follows in millions of dollars:

	Three Months					Fiscal Year
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
Cost of sales	$3	$2			$5	$21	$11	$8		$40
Research and development expenses	3	3	$1		7	22	9	2		33
Selling, administrative and general expenses	9	9	1	$1	20	34	23	12	$10	79
Total operating profit decrease	$15	$14	$2	$1	32	$77	$43	$22	$10	152
Non-operating profit expenses*					1					5
Total					$33					$157

*Relates primarily to corporate expenses.

Annual pretax savings from these programs are estimated to be approximately $220 million. Approximately $100 million of savings was realized in 2024.

Banco John Deere S.A.

In August 2024, the company entered into a joint venture agreement with a Brazilian bank, Banco Bradesco S.A. (Bradesco), for Bradesco to invest and become 50 percent owner of the company’s wholly owned subsidiary in Brazil, Banco John Deere S.A. (BJD). BJD is included in the company’s financial services segment and finances retail and wholesale loans for agricultural, construction, and forestry equipment. The transaction will reduce the company’s incremental risk as it continues to grow in the Brazilian market.

The BJD business was reclassified as held for sale in the third quarter of 2024. At that time, a reversal of $38 million in allowance for credit losses and a $53 million valuation allowance was recorded. In October 2024, the valuation allowance on assets held for sale increased to $97 million. The net impact of these entries was a pretax and after-tax loss of $44 million and $59 million recorded in “Selling, administrative and general expenses” in the three months and fiscal year ended October 27, 2024, respectively.

2023

Russian Roadbuilding Sale

In the fourth quarter of 2023, the company sold its Russian roadbuilding business, recognizing a loss of $18 million (pretax and after-tax). The loss was recorded in “Other operating expenses” in the construction and forestry segment.

Brazil Tax Ruling

In the third quarter of 2023, the Brazil Superior Court of Justice published a favorable tax ruling regarding taxability of local incentives, which allowed the company to record a $243 million reduction in the provision for income taxes and $47 million of interest income.

Financial Services Financing Incentives Correction

In the second quarter of 2023, the company corrected the accounting treatment for financing incentives offered to John Deere dealers, which impacted the timing of expense recognition and the presentation of incentive costs in the consolidated financial statements. The cumulative effect of this correction, $173 million pretax ($135 million after-tax), was recorded in the second quarter of 2023 in “Selling, administrative and general expenses” by financial services.

Summary of 2024 and 2023 Special Items

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and fiscal years ended October 27, 2024 and October 29, 2023:

	Three Months					Fiscal Years
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2024 Expense (benefit):
Legal settlements	$(17)		$(40)		$(57)	$(17)		$(40)		$(57)
Impairment		$28			28		$28			28
Employee-separation programs	15	14	2	$1	32	77	43	22	$10	152
BJD measurement				44	44				59	59
Total expense (benefit)	(2)	42	(38)	45	47	60	71	(18)	69	182

2023 Expense:
Russian roadbuilding sale			18		18			18		18
Financing incentives correction									173	173
Total expense			18		18			18	173	191

Period over period change	$(2)	$42	$(56)	$45	$29	$60	$71	$(36)	$(104)	$(9)

(2)	The consolidated financial statements represent the consolidation of all the company’s subsidiaries. The supplemental consolidating data in Note 3 to the financial statements is presented for informational purposes. Equipment operations represents the enterprise without financial services. Equipment operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within financial services. Transactions between the equipment operations and financial services have been eliminated to arrive at the consolidated financial statements.

DEERE & COMPANY

(3) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENTS OF INCOME

For the Three Months Ended October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Net Sales and Revenues
Net sales	$9,275	$13,801					$9,275	$13,801
Finance and interest income	154	193	$1,569	$1,445	$(172)	$(281)	1,551	1,357	[1]
Other income	274	218	117	121	(74)	(85)	317	254	[2,3,4]
Total	9,703	14,212	1,686	1,566	(246)	(366)	11,143	15,412

Costs and Expenses
Cost of sales	6,578	9,433			(7)	(6)	6,571	9,427	[4]
Research and development expenses	626	606					626	606
Selling, administrative and general expenses	946	980	288	225	(2)	(2)	1,232	1,203	[4]
Interest expense	83	114	828	757	(41)	(90)	870	781	[1]
Interest compensation to Financial Services	131	191			(131)	(191)			[1]
Other operating expenses	54	45	337	354	(65)	(77)	326	322	[3,4,5]
Total	8,418	11,369	1,453	1,336	(246)	(366)	9,625	12,339

Income before Income Taxes	1,285	2,843	233	230			1,518	3,073
Provision for income taxes	187	665	61	42			248	707

Income after Income Taxes	1,098	2,178	172	188			1,270	2,366
Equity in income (loss) of unconsolidated affiliates	(29)		1	2			(28)	2

Net Income	1,069	2,178	173	190			1,242	2,368
Less: Net loss attributable to noncontrolling interests	(3)	(1)					(3)	(1)
Net Income Attributable to Deere & Company	$1,072	$2,179	$173	$190			$1,245	$2,369

1 Elimination of intercompany interest income and expense.

2 Elimination of equipment operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of income and expenses between equipment operations and financial services related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service revenues and fees.

5 Elimination of financial services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENTS OF INCOME

For the Years Ended October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Net Sales and Revenues
Net sales	$44,759	$55,565					$44,759	$55,565
Finance and interest income	596	636	$6,035	$5,055	$(872)	$(1,008)	5,759	4,683	[1]
Other income	1,006	858	458	499	(266)	(354)	1,198	1,003	[2,3,4]
Total	46,361	57,059	6,493	5,554	(1,138)	(1,362)	51,716	61,251

Costs and Expenses
Cost of sales	30,803	37,739			(28)	(24)	30,775	37,715	[4]
Research and development expenses	2,290	2,177					2,290	2,177
Selling, administrative and general expenses	3,791	3,611	1,059	994	(10)	(10)	4,840	4,595	[4]
Interest expense	396	411	3,182	2,362	(230)	(320)	3,348	2,453	[1]
Interest compensation to Financial Services	640	687			(640)	(687)			[1]
Other operating expenses	133	217	1,354	1,396	(230)	(321)	1,257	1,292	[3,4,5]
Total	38,053	44,842	5,595	4,752	(1,138)	(1,362)	42,510	48,232

Income before Income Taxes	8,308	12,217	898	802			9,206	13,019
Provision for income taxes	1,887	2,685	207	186			2,094	2,871

Income after Income Taxes	6,421	9,532	691	616			7,112	10,148
Equity in income (loss) of unconsolidated affiliates	(29)	4	5	3			(24)	7

Net Income	6,392	9,536	696	619			7,088	10,155
Less: Net loss attributable to noncontrolling interests	(12)	(11)					(12)	(11)
Net Income Attributable to Deere & Company	$6,404	$9,547	$696	$619			$7,100	$10,166

1 Elimination of intercompany interest income and expense.

2 Elimination of equipment operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of income and expenses between equipment operations and financial services related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service revenues and fees.

5 Elimination of financial services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

As of October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Assets
Cash and cash equivalents	$5,615	$5,720	$1,709	$1,738			$7,324	$7,458
Marketable securities	125	104	1,029	842			1,154	946
Receivables from Financial Services	3,043	4,516			$(3,043)	$(4,516)			[6]
Trade accounts and notes receivable – net	1,257	1,320	6,225	8,687	(2,156)	(2,268)	5,326	7,739	[7]
Financing receivables – net	78	64	44,231	43,609			44,309	43,673
Financing receivables securitized – net	2		8,721	7,335			8,723	7,335
Other receivables	2,193	1,813	427	869	(75)	(59)	2,545	2,623	[7]
Equipment on operating leases – net			7,451	6,917			7,451	6,917
Inventories	7,093	8,160					7,093	8,160
Property and equipment – net	7,546	6,843	34	36			7,580	6,879
Goodwill	3,959	3,900					3,959	3,900
Other intangible assets – net	999	1,133					999	1,133
Retirement benefits	2,839	2,936	83	72	(1)	(1)	2,921	3,007	[8]
Deferred income taxes	2,262	2,133	43	68	(219)	(387)	2,086	1,814	[9]
Other assets	2,194	1,948	715	559	(3)	(4)	2,906	2,503
Assets held for sale			2,944				2,944
Total Assets	$39,205	$40,590	$73,612	$70,732	$(5,497)	$(7,235)	$107,320	$104,087

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$911	$1,230	$12,622	$16,709			$13,533	$17,939
Short-term securitization borrowings	2		8,429	6,995			8,431	6,995
Payables to Equipment Operations			3,043	4,516	$(3,043)	$(4,516)			[6]
Accounts payable and accrued expenses	13,534	14,862	3,243	3,599	(2,234)	(2,331)	14,543	16,130	[7]
Deferred income taxes	434	452	263	455	(219)	(387)	478	520	[9]
Long-term borrowings	6,603	7,210	36,626	31,267			43,229	38,477
Retirement benefits and other liabilities	2,250	2,032	105	109	(1)	(1)	2,354	2,140	[8]
Liabilities held for sale			1,827				1,827
Total liabilities	23,734	25,786	66,158	63,650	(5,497)	(7,235)	84,395	82,201

Redeemable noncontrolling interest	82	97					82	97

Stockholders’ Equity
Total Deere & Company stockholders’ equity	22,836	21,785	7,454	7,082	(7,454)	(7,082)	22,836	21,785	[10]
Noncontrolling interests	7	4					7	4
Financial Services’ equity	(7,454)	(7,082)			7,454	7,082			[10]
Adjusted total stockholders’ equity	15,389	14,707	7,454	7,082			22,843	21,789
Total Liabilities and Stockholders’ Equity	$39,205	$40,590	$73,612	$70,732	$(5,497)	$(7,235)	$107,320	$104,087

6 Elimination of receivables / payables between equipment operations and financial services.

7 Primarily reclassification of sales incentive accruals on receivables sold to financial services.

8 Reclassification of net pension assets / liabilities.

9 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

10 Elimination of financial services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Years Ended October 27, 2024 and October 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Cash Flows from Operating Activities
Net income	$6,392	$9,536	$696	$619			$7,088	$10,155
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	14	7	296	(23)			310	(16)
Provision for depreciation and amortization	1,220	1,123	1,040	1,016	$(142)	$(135)	2,118	2,004	[11]
Impairments and other adjustments	28	18	97	173			125	191
Share-based compensation expense					208	130	208	130	[12]
Distributed earnings of Financial Services	250	215			(250)	(215)			[13]
Provision (credit) for deferred income taxes	(97)	(959)	(197)	169			(294)	(790)
Changes in assets and liabilities:
Receivables related to sales	(13)	(58)			434	(4,195)	421	(4,253)	[14,16]
Inventories	1,011	474			(223)	(195)	788	279	[15]
Accounts payable and accrued expenses	(1,429)	1,352	277	449	112	(971)	(1,040)	830	[16]
Accrued income taxes payable/receivable	(218)	8	95	(31)			(123)	(23)
Retirement benefits	(215)	(164)	(12)	(6)			(227)	(170)
Other	(38)	367	40	(51)	(145)	(64)	(143)	252	[11,12,15]
Net cash provided by operating activities	6,905	11,919	2,332	2,315	(6)	(5,645)	9,231	8,589

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			26,029	24,128	(867)	(1,077)	25,162	23,051	[14]
Proceeds from maturities and sales of marketable securities	99	59	733	127			832	186
Proceeds from sales of equipment on operating leases			1,929	1,981			1,929	1,981
Cost of receivables acquired (excluding receivables related to sales)			(29,152)	(29,229)	336	457	(28,816)	(28,772)	[14]
Acquisitions of businesses, net of cash acquired		(82)						(82)
Purchases of marketable securities	(209)	(173)	(846)	(318)			(1,055)	(491)
Purchases of property and equipment	(1,636)	(1,494)	(4)	(4)			(1,640)	(1,498)
Cost of equipment on operating leases acquired			(3,464)	(3,234)	302	264	(3,162)	(2,970)	[15]
Decrease (increase) in investment in Financial Services	4	(870)			(4)	870			[17]
Decrease (increase) in trade and wholesale receivables			21	(5,783)	(21)	5,783			[14]
Collateral on derivatives – net		(1)	413	(11)			413	(12)
Other	(125)	(176)	(8)	31	6	3	(127)	(142)
Net cash used for investing activities	(1,867)	(2,737)	(4,349)	(12,312)	(248)	6,300	(6,464)	(8,749)

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	28	(113)	(1,884)	4,121			(1,856)	4,008
Change in intercompany receivables/payables	1,459	2,090	(1,459)	(2,090)
Proceeds from borrowings issued (original maturities greater than three months)	159	342	17,937	15,087			18,096	15,429
Payments of borrowings (original maturities greater than three months)	(1,123)	(901)	(12,109)	(7,012)			(13,232)	(7,913)
Repurchases of common stock	(4,007)	(7,216)					(4,007)	(7,216)
Capital investment from Equipment Operations			(4)	870	4	(870)			[17]
Dividends paid	(1,605)	(1,427)	(250)	(215)	250	215	(1,605)	(1,427)	[13]
Other	(46)	(7)	(67)	(66)			(113)	(73)
Net cash provided by (used for) financing activities	(5,135)	(7,232)	2,164	10,695	254	(655)	(2,717)	2,808

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(15)	24	(22)	7			(37)	31

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(112)	1,974	125	705			13	2,679
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	5,755	3,781	1,865	1,160			7,620	4,941
Cash, Cash Equivalents, and Restricted Cash at End of Year	$5,643	$5,755	$1,990	$1,865			$7,633	$7,620

11 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

12 Reclassification of share-based compensation expense.

13 Elimination of dividends from financial services to the equipment operations, which are included in the equipment operations operating activities.

14 Primarily reclassification of receivables related to the sale of equipment.

15 Reclassification of direct lease agreements with retail customers.

16 Reclassification of sales incentive accruals on receivables sold to financial services.

17 Elimination of change in investment from equipment operations to financial services.